UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Rule 14a-101)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

MILLIPORE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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On March 1, 2010, Millipore Corporation hosted a conference call with employees concerning the proposed transaction with Merck KGaA.  A copy of the presentation that was used in connection with the conference call follows:

All Employee Teleconference
March 1st , 2010

Forward Looking & Cautionary Statements
• The Information in this document may contain “forward-looking statements”. Forward-looking statements may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will”
 or words of similar meaning and include, but are not limited to, statements about the expected future businesses of Merck KGaA (Merck) and Millipore Corporation (Millipore) resulting from and following the proposed acquisition. These statements are based on the current expectations of Merck and Millipore and are inherently subject to uncertainties and changes in circumstances. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are factors relating to the fulfillment of certain closing conditions to the proposed transaction, and changes in global, political, economic, business, competitive, market and regulatory forces. Merck and Millipore do not undertake any obligation to update the forward-looking statements to reflect actual results, or any change in events, conditions, assumptions or other factors. Please refer to Millipore’s filings with the SEC, including its most recent Annual
 Report on Form 10-K, for more information on additional risks that could cause actual results to differ from the forward-looking statements made herein.
• This communication may be deemed to be solicitation material in respect of the proposed acquisition of
 Millipore by Merck. In connection with the proposed acquisition, Merck and Millipore intend to file relevant materials with the SEC, including Millipore’s proxy statement on Schedule 14A.
• INVESTORS AND SECURITY HOLDERS OF MILLIPORE ARE URGED TO READ ALL RELEVANT
 DOCUMENTS FILED WITH THE SEC, INCLUDING MILLIPORE’S PROXY STATEMENT, WHEN IT
 BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE
 PROPOSED ACQUISITION.
• Investors and security holders will be able to obtain all such documents, when they become available, free of charge through the website maintained by the SEC at www.sec.gov, or by directing a request to Joshua S.
 Young, Director of Investor Relations for Millipore, at 978-715-1527. Such documents are not currently available.
• Merck and certain of its directors and executive officers and other persons, and Millipore and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of
 Millipore common stock in respect of the proposed acquisition. Information regarding such persons and a description of their interests in the transaction will be contained in the proxy statement when it is filed.

Agenda
• What’s happening?
• Why does this make sense?
• Millipore in the short term
• Millipore in the future

What’s happening?
• Merck KGaA entered into a definitive agreement to acquire all outstanding Millipore shares for US$107 per share in cash, or a total transaction value (including net debt) of approximately
 US$7.2 bn

• Represents significant shareholder value and new opportunities for Millipore employees
• Closing subject to Millipore shareholder approval, anti-trust clearance and other customary closing conditions

• Transaction expected to close 2H10

MERCK

MILLIPORE

ADVANCING LIFE SCIENCE TOGETHER™
Research. Development. Production.

MILLIPORE

ADVANCING LIFE SCIENCE TOGETHER®

Proposal: Merck KGaA & Millipore

Why does this make sense for Merck?
• Contributes complementary high-margin specialty products with an attractive growth profile
• Creates a € 2bn (~US$ 2.75 bn) world class partner for the Life
 Science sector
• Provides significant scale in high-growth bioscience and
 bioproduction segments
• Comprehensive product offering and cutting-edge technologies for pharma and biopharmaceutical customers across the research, development and production value chain.
• Generates significant value for shareholders
• Fully in line with Merck's acquisition strategy

Why does this make sense for Millipore?
• Combines the strong R&D capabilities and global presence of both companies to expand our global reach, innovation capacity, customer value creation and risk diversification

• Builds upon Millipore’s strong brand and a proven track record of sustainable and profitable growth

• Merck’s experience in integrating businesses and the fact that the transaction is aimed at combining expertise rather than leveraging cost synergies will pave the way for a successful integration

Combined R&D capabilities creates
powerful innovation platform
• Pro forma annual R&D budget of
 EUR 123m focused on products
 for pharma and biotech
 customers
• Increased scale helps to improve
 return on investment in new
 technologies, and diversifies risk
• Make effective use of existing
 biopharma competence
• Partner of choice for strategic
 collaborations and licensing
 relationships
Note: (1) All figures are based on FY09 except Lonza (FY08)
 (2) Relevant Merck business for Merck Millipore
 Exchange Rate EUR/USD: 1.390
  Exchange Rate EUR/CHF: 1.587
R&D expenses (EURm and % sales)
41
45
69
78
82
123
177
240
4.7%
2.9%
3.7%
10.7%
6.9%
5.9%
10.1%
2.4%
Merck(2)
Sigma Aldrich
Lonza(1)
Qiagen
Millipore
Merck Millipore
Thermo Fisher
Scientific
Life Technologies

How does this benefit our customers?
• Customers in the pharma and biopharmaceutical industries will benefit from a comprehensive product offering, cutting-edge technologies and enhanced distribution platforms.

• Two world class teams will join forces to open up new growth opportunities across the world.

Millipore in the short term
• Business as Usual
• Please continue to provide customers with the same high
 quality of products, services and expertise
• No immediate impact on employees, including pay, benefits
 and organizational structure
• We’ll keep you informed throughout the process

Millipore Future
• You are the Millipore brand and one of the most
 valuable assets we have!

• Among some of the most talented employees in the
 industry
• Exciting opportunities for employees
• Broader, more diversified suite of products and
 technologies for customers
• Enhanced shareholder value